Exhibit 99.1

PIEDMONT NATURAL GAS COMPANY, INC.

401(k) PLAN

Amended and Restated as of

January 1, 2013

i

1.45	Participant	10
1.46	Plan	10
1.47	Plan Administrator	10
1.48	Plan Year	10
1.49	Publicly Traded	11
1.50	Qualified Election	11
1.51	Rollover Contributions	11
1.52	Spouse	11
1.53	Tennessee Union Employee	11
1.54	Total and Permanent Disability	11
1.55	Trust Agreement	12
1.56	Trust Fund	12
1.57	Trustee	12
1.58	Union Employee	12
1.59	Valuation Date	12
1.60	Vested	12
1.61	Vesting Computation Period	12

ARTICLE II - PARTICIPATION		12

2.01	Participation	12
2.02	Participant Information	13

ARTICLE III - CONTRIBUTIONS		13

3.01	Employee Savings Contributions	13
3.02	Employer Contributions	16
3.03	Rollover Contributions	17
3.04	After-Tax Contributions	17
3.05	Limitation on Employer Matching Contributions	18
3.06	Reversion of Pretax and Employer Contributions	18
3.07	Section 415 Limitations	18

ARTICLE IV - PARTICIPANT ACCOUNTS		19

4.01	Investment Elections	19
4.02	Establishment of Account	20
4.03	Valuation of Account	20
4.04	Allocation Corrections	20
4.05	Investments of the ESOP	20
4.06	Employer Stock Fund	22

ARTICLE V - PAYMENT OF BENEFITS		23

5.01	Retirement	23
5.02	Disability	24
5.03	Death	24
5.04	Termination of Employment	25
5.05	Distribution Method	28
5.06	Form of Distribution	28
5.07	Distribution Instructions	29
5.08	Claims Procedure	29
5.09	Special Distribution Rules	29

5.10	Withdrawals of Employee Savings Contributions	29
5.11	Plan Loans	31
5.12	Spendthrift Clause	31
5.13	Benefit Supported Only by Trust Fund	31
5.14	Legally Incompetent	31
5.15	Required Minimum Distributions for Certain Plan Years	31

ARTICLE VI - PLAN ADMINISTRATION		32

6.01	Plan Administrator	32
6.02	Appointment	32
6.03	Term and Compensation	32
6.04	Claims Review	32
6.05	Statute of Limitations	33
6.06	Investment Manager	33
6.07	Benefit Payment Directions	33
6.08	Nondiscrimination	33
6.09	Agents	34
6.10	Records and Reports	34
6.11	Indemnification	34
6.12	Liquidity and Investments	34
6.13	Power and Duties of the Plan Administrator	34
6.14	Employer to Supply Information	35
6.15	Self-Interest	36

ARTICLE VII - FUND AND TRUSTEE		36

7.01	Fund	36
7.02	Trust Fund	36
7.03	Disbursement	36
7.04	Notification to Trustee	36

ARTICLE VIII - FIDUCIARIES		37

8.01	Named Fiduciary	37
8.02	Fiduciary Duty	37
8.03	Fiduciary Liability	37
8.04	Co-Fiduciary Liability	37
8.05	Allocation and Delegation of Responsibilities	38
8.06	Advisors	38
8.07	Dual Capacities	38

ARTICLE IX - AMENDMENT AND TERMINATION		38

9.01	Amendment	38
9.02	Termination	38

ARTICLE X - TOP HEAVY RULES		39

10.01	Determination	39
10.02	Top Heavy Rules	40

ARTICLE XI - DIRECT ROLLOVERS		41

11.01	General Rule	41
11.02	Definitions	41

ARTICLE XII - PLAN ADOPTION AND EMPLOYMENT RELATIONSHIPS		42

12.01	Nature of Plan	42
12.02	Joinder of Employers	43
12.03	Employment and Years of Service Credit	43

ARTICLE XIII - MISCELLANEOUS		43

13.01	Discrimination	43
13.02	Merger or Consolidation	43
13.03	Additional Procedures	43
13.04	Agent for Service of Process	44
13.05	Expenses	44
13.06	Diversion	44
13.07	Agreement Not An Employment Contract	44
13.08	Severability	44
13.09	Right of Recovery for Overpayment or Payment made in Error	44

PIEDMONT NATURAL GAS COMPANY, INC.

401(K) PLAN

Amended and Restated Effective January 1, 2013

PREAMBLE

This Plan was formed on November 30, 2008, as a result of a merger of two defined contributions sponsored by the Company. The plan formerly known as the Piedmont Natural Gas Company, Inc. Payroll Investment Plan (the “PIP”), originally established and adopted, effective as of November 1, 1989 was amended and restated on January 1, 2008 and thereafter, on November 30, 2008, the Piedmont Natural Gas Company, Inc. Salary Investment Plan (“SIP”) was merged into the PIP and the plan name was changed to the Piedmont Natural Gas Company, Inc. 401(k) Plan. The Plan is now amended and restated again to incorporate the amendments adopted since by instruments of the Employer dated December 17, 2009, December 20, 2010, September 18, 2012 and March 13, 2013 (the “Amendments”).

The amendment and restatement of the Plan, as set forth in this document, incorporates the Amendments and modifies the Plan to provide for a statute of limitations related to claims for benefits and a right of recovery for the Plan in the event of an overpayment.

With respect to provisions applicable to collective bargaining employees, the Plan is maintained in accordance with Code Section 413(a) and pursuant to one or more collective bargaining agreements between certain employee representatives and Piedmont Natural Gas Company.

This Plan is intended to continue a trust as tax-exempt under Code Section 501(a) and operate as a retirement plan qualified under Code Section 401(a). In addition, this Plan is intended to continue to operate in accordance with the provisions of Code Section 401(k), ERISA Section 404(c) and related regulations. This Plan is intended to meet all of the applicable requirements of ERISA and the Code and shall be interpreted to comply with ERISA, the Code and all final regulations and formal rulings thereunder.

The purpose of this Plan is to provide all employees who qualify as Participants with a chance to share in the profits of the Employer and to encourage them to save additional funds for their retirement on a regular basis by setting aside a part of their earnings.

Effective October 1, 2001, the collectively bargained employee portion of the Piedmont Natural Gas Company, Inc. Employee Stock Ownership Plan (the “ESOP,” an “employee stock ownership plan” within the meaning of ERISA Section 407(d)(6) and Code Section 4975(e)(7)) was merged with and into the PIP and the non-collectively bargained employee portion of the ESOP was merged into the SIP.

As a result of the mergers, on and after October 1, 2001 the PIP and the SIP each consisted of two portions – the ESOP and Savings Portion which separate portions continue to survive in this restated Plan following the merger of the SIP into the PIP:

(a)

ESOP. The ESOP is the portion of the Plan that is an “employee stock ownership plan” within the meaning of ERISA Section 407(d)(6) and Code Section 4975(e)(7). The ESOP consists of the provisions of the Plan regarding the holding, investment and distribution of Employer Stock and other amounts transferred to the Plan in connection with the merger of the Piedmont Natural

Gas Company, Inc. Employee Stock Ownership Plan with and into the plans. These amounts shall continue to be part of the ESOP even if such amounts do not remain invested in Employer Stock. The ESOP is hereby designated a stock bonus “employee stock ownership plan” within the meaning of ERISA Section 407(d)(6) and Code Section 4975(e)(7). In such regard, the ESOP is designed to be invested primarily in “employer securities” as defined in Code Section 409(l).

(b)	Savings Portion. The Savings Portion is the portion of the Plan that is a “profit-sharing plan” within the meaning of Code Section 401(a). The Savings Portion consists of the provisions of the Plan regarding the making, holding, investment and distribution of the Employee Savings Contributions, Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Discretionary Contributions and Rollover Contributions.

ARTICLE I - REFERENCES, CONSTRUCTION AND DEFINITIONS

Unless otherwise indicated, all references made in this Plan shall be to articles, sections and subsections of this Plan. This Plan shall be construed in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by ERISA and other federal laws. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine shall include the feminine and the neuter and the singular the plural wherever appropriate. The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of this Plan:

1.01	Account. Account shall mean the sum of the separate bookkeeping accounts for a Participant, including the Participant’s ESOP Account, if any, established as part of the Trust Fund for the purpose of accounting for the Participant’s Employee Savings Contributions, Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Discretionary Contributions, Rollover Contributions and ESOP interest, if any, and any other monies or investments held in the Trust Fund on the Participant’s behalf.

1.02	ACP Test. ACP Test shall mean the actual contribution percentage test which the Plan Administrator shall apply as of the end of each Plan Year to determine the extent to which the Employer Matching Contributions (and any Employee Savings Contributions not used to satisfy the ADP Test and, in the sole discretion of the Plan Administrator, applied to satisfy the ACP Test under this Section 1.02) made on behalf of each Highly Compensated Participant for the Plan Year can be made. Such test shall be satisfied only if:

(a)	the average Actual Contribution Percentage for all Highly Compensated Participants for a Plan Year does not exceed one hundred twenty-five percent (125%) of the average Actual Contribution Percentage for all Nonhighly Compensated Participants for the Comparison Year; or

(b)	the average Actual Contribution Percentage for all Highly Compensated Participants for the Plan Year does not exceed two hundred percent (200%) of the average Actual Contribution Percentage for all Nonhighly Compensated Participants for the Comparison Year and the excess of the average Actual Contribution Percentage for all Highly Compensated Participants for the Plan Year over the average Actual Contribution Percentage for all Nonhighly Compensated Participants for the Comparison Year is not more than two (2) percentage points.

For purposes of this Section 1.02, the average Actual Contribution Percentage for each group shall be calculated to the nearest one-hundredth of one percent (1/100%).

In applying the ACP Test, for Plan Years beginning after December 31, 1998, the Plan Administrator may elect, in a manner permitted by the Code, to exclude from consideration the Actual Contribution Percentages of those Nonhighly Compensated Participants who had not met the minimum age and service requirements of Code Section 410(a)(1)(A) by the end of the applicable Comparison Year, consistent with the provisions of Code Section 401(m)(5)(C).

The ACP Test shall only be performed for those Plan Years in which the Plan, or a portion of the Plan that has not been disaggregated as permitted by Code Section 410(b)(4), does not satisfy the alternative method of meeting the nondiscrimination requirements of Code Section 401(m)(2).

Notwithstanding any provision of the Plan to the contrary, for a Plan Year in which the Plan is solely for the benefit of collectively bargained employees, the Plan shall be treated as automatically satisfying the ACP Test.

1.03	Actual Contribution Percentage. Actual Contribution Percentage shall mean, for each Plan Year or Comparison Year, as applicable, the ratio, calculated to the nearest one-hundredth of one percent (1/100%), of each Participant’s:

(a)	Employer Matching Contributions (and any Employee Savings Contributions not used to satisfy the ADP Test and, in the sole discretion of the Plan Administrator, applied to satisfy the ACP Test) made under this Plan on his behalf to the Trust Fund for the applicable Plan Year or Comparison Year to

(b)	his Compensation for the applicable Plan Year or Comparison Year.

Matching contributions, elective contributions, qualified nonelective contributions and employee after-tax contributions under any other plan allowing matching contributions or employee after-tax contributions, maintained by the Employer and considered as a single plan with this Plan for purposes of Code Sections 401(a)(4) and 410(b) (but other than under an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7)) shall be included in the ratio, in a manner consistent with regulations promulgated under Code Section 401(m). Any such matching contributions, elective contributions, qualified nonelective contributions and employee after-tax contributions under any other plan allowing matching contributions or employee after-tax contributions and maintained by the Employer with the same plan year as this Plan (but other than under an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7)) may also be included in the ratio, at the Plan Administrator’s discretion in a manner consistent with regulations promulgated under Code Section 401(m); provided, for any Highly Compensated Participant who participates in this Plan and any such other plan allowing matching contributions or employee after-tax contributions and maintained by the Employer, such contributions must be included in the ratio. The Actual Contribution Percentage for each Participant who does not make an after-tax contribution or other elective contribution or for whom no Employer Matching Contribution, qualified matching contribution or qualified nonelective contribution is made and used to satisfy the ACP Test for the Plan Year shall be zero (0). For purposes of this Section 1.03, the Plan Administrator may modify the definition of “Compensation” in any manner consistent with the requirements of Code Sections 401(m) and 414(s)

1.04	Actual Deferral Percentage. Actual Deferral Percentage shall mean, for each Plan Year or Comparison Year, as applicable, the ratio, calculated to the nearest one-hundredth of one percent (1/100%), of each Participant’s:

(a)	Employee Savings Contributions made under this Plan to the Trust Fund for the applicable Plan Year or Comparison Year to

(b)	his Compensation for the applicable Plan Year or Comparison Year.

If the Plan is aggregated with any other plans of the Employer, and considered a single plan for purposes of Code Sections 401(a)(4) and 410(6) (other than under an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7)) any contributions subject to Code Section 401(k) (e.g., elective deferrals) shall be included in the ratio, in a manner consistent with regulations promulgated under Code Section 401(k), as deemed to be necessary by the Plan Administrator. Any elective contributions, qualified nonelective contributions and qualified matching contributions under any other cash or deferred arrangement maintained by the Employer with the same plan year as this Plan (other than under an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7)) may be included in the ratio, at the Plan Administrator’s discretion in a manner consistent with regulations promulgated under Code Section 401(k); provided, for any Highly Compensated Participant who participates in this Plan and any such other profit sharing plan allowing elective contributions, qualified nonelective contributions or qualified matching contributions and maintained by the Employer, such contributions must be included in the ratio. The Actual Deferral Percentage for each Participant who does not make an Employee Savings Contribution or other elective contribution and for whom no Employer Discretionary Contribution, other qualified nonelective contribution, or qualified matching contribution is made and used to satisfy the ADP Test for the Plan Year shall be zero (0). For purposes of this Section 1.04, the Plan Administrator may modify the definition of “Compensation” in any manner consistent with the requirements of Code Sections 401(k) and 414(s).

1.05	Adjustment. Adjustment shall mean, on each Valuation Date, the Plan Administrator shall determine the Adjustment of the Trust Fund for the period elapsed since the last preceding Valuation Date, by adding together all income received and accrued, and realized and unrealized profits, and deducting therefrom all applicable charges, expenses and/or losses which may have been sustained.

1.06	ADP Test. ADP Test shall mean the actual deferral percentage test which the Plan Administrator shall apply as of the end of each Plan Year in order to determine the extent to which the Employee Savings Contributions made on behalf of each Highly Compensated Participant for the Plan Year can be made. Such test shall be satisfied only if:

(a)	the average Actual Deferral Percentage for all Highly Compensated Participants for the Plan Year does not exceed one hundred twenty-five percent (125%) of the average Actual Deferral Percentage for all Nonhighly Compensated Participants for the Comparison Year; or

(b)	the average Actual Deferral Percentage for all Highly Compensated Participants for the Plan Year does not exceed two hundred percent (200%) of the average Actual Deferral Percentage for all Nonhighly Compensated Participants for the Comparison Year and the excess of the average Actual Deferral Percentage for all Highly Compensated Participants for the Plan Year over the average Actual Deferral Percentage for all Nonhighly Compensated Participants for the Comparison Year is not more than two (2) percentage points.

For purposes of this Section 1.06, the average Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent (1/100%).

In applying the ADP Test, for Plan Years beginning after December 31, 1998, the Plan Administrator may elect, in a manner permitted by the Code, to exclude from consideration the Actual Deferral Percentages of those Nonhighly Compensated Participants who had not met the minimum age and service requirements of Code Section 410(a)(1)(A) by the end of the applicable Comparison Year, consistent with the provisions of Code Section 401(k)(3)(F).

The ADP Test shall only be performed in those years in which the Plan or a portion of the Plan that has not been disaggregated as permitted by Code Section 410(b)(4), does not satisfy an alternative method of meeting the nondiscrimination requirements of Code Section 401(k)(3)(A)(ii).

1.07	Affiliate. Affiliate shall mean at any time:

(a)	any trade or business, whether incorporated or unincorporated, which at such time is considered to be under common control with the Company under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(b), (c), or (o) and

(b)	any person or organization which at such time is a member of an affiliated service group (as defined in Code Section 414(m)) with the Company.

1.08	Annual Addition. Annual Addition shall mean, for each Participant as of any date in each Plan Year the sum of:

(a)	any Employee Savings Contributions, Employer Matching Contributions, Employer Safe Harbor Matching Contributions, Employer Discretionary Contributions, Minimum Employer Contributions, if any, credited to his Account as of such date in such Plan Year;

(b)	any contribution made by the Employer or any Affiliate allocated to his medical account (as defined in Code Section 415(l)(1)) under any Defined Benefit Plan maintained by the Employer or any Affiliate; and

(c)	any contributions paid or accrued after October 31, 1985 by the Employer or any Affiliate which are attributable to post-retirement medical or life insurance benefits allocated to him while he was a “key employee” (as defined in Code Section 419A(d)(3)).

1.09	Beneficiary. Beneficiary shall mean the person or persons so designated pursuant to a Qualified Election by the Participant or, if (a) no such person is so designated, (b) all such persons predecease the Participant, or (c) the Plan Administrator is unable to locate the designated Beneficiary, the Participant’s Beneficiary shall be his Spouse, or, if no Spouse, the Participant’s Beneficiary shall be the same as designated by the Participant pursuant to the Employers Group Life Insurance Plan, or, if no such designation, his descendants per stirpes (including adopted children), or, if no Spouse or descendants, the Participant’s Beneficiary shall be his estate.

1.10	Benefit Plan Committee. Benefit Plan Committee shall mean a committee consisting of, among others, the Director – Compensation and Benefits and the Senior Vice President – Corporate and Community Affairs, unless otherwise appointed by the Company, who may act on behalf of the Plan as Plan Administrator.

1.11	Board. Board shall mean the Board of Directors of the Company or any committee of such Board of Directors to which, and to the extent, the Board of Directors has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.

1.12	Break in Service. Break in Service shall mean, for each Employee, each Plan Year during which he fails to complete or be credited with more than five hundred (500) Hours of Service.

1.13	Catch-Up Contribution. Catch-Up Contribution shall mean those contributions made by the Employer to the Trust Fund at the election of an eligible Participant in accordance with Section 3.01(d).

1.14	Code. Code shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.15	Company. Company shall mean Piedmont Natural Gas Company, Inc.

1.16	Comparison Year. Comparison Year shall mean, for purposes of testing contributions made for Highly Compensated Participants for a particular Plan Year, the “Comparison Year” is the current Plan Year unless the Plan Administrator elects, in a manner permitted by the Code, to have the Comparison Year be the immediately preceding Plan Year.

1.17	Compensation. Compensation shall mean:

(a)	Wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) for services performed as an Employee of the Employer. Compensation shall include the base wage or salary, plus overtime pay, cash bonuses (except as specifically excluded below), commissions, and amounts that are not includible in income under Code Sections 125, 402(e)(3) or 132(f)(4) but shall exclude any special payments such as reimbursement or other expense allowances, fringe benefits (cash and noncash), sign-on bonuses, discretionary cash “spot awards” paid outside any plan or program, long term incentive plan awards, appreciation awards for outstanding customer service, moving expenses, deferred compensation (other than described above), and welfare benefits (other than described above). Compensation shall be determined based on Compensation actually paid to an Employee by the Employer. Compensation shall not include payments not earned as an Employee for services performed, such as severance benefits.

(b)	Compensation in excess of the amount authorized pursuant to Code Section 401(a)(17) ($230,000, or such amount as may be adjusted for inflation from time to time for a Plan Year by the Secretary of the Treasury) shall not be taken into account.

1.18	Effective Date. Effective Date shall mean January 1, 2013, the effective date of this amendment and restatement.

1.19	Employee. Employee shall mean, as of any date, a person who a common law employee of the employer. Such term shall not include:

(a)	A person who serves the Employer only as a director and is not otherwise employed by the Employer.

(b)	A person engaged in an advisory or consulting capacity on a retainer or fee basis or who is not on the active payroll of the Employer and is engaged by the Employer in a capacity classified by the Benefit Plan Committee as that of an independent contractor, whether or not such classification is upheld in any legal controversy concerning the person’s employment status.

(c)	Any person employed by a division, organizational unit or classification of employees to which the Plan has not been extended;

(d)	Any person whose compensation, hours of work or conditions of employment are determined by a collective bargaining agreement that does not expressly provide for coverage of such employee by the Plan after good faith bargaining on retirement benefits between the Company and the union or other organization which represents such person;

(e)	Any person who is regularly employed outside the United States and who is on the payroll of a facility located outside the United States; or

(f)	Any person who is classified as part-time or temporary under the personnel policies of the Company; provided that such person shall become an Employee as of the first day of the pay period following the date such Employee completes one-thousand (1,000) Hours of Service during a Plan Year. In the event a part-time or temporary employee becomes an Employee pursuant to this subparagraph (f), such Employee shall remain an Employee for all future periods of service, regardless of such Employee’s status as a part-time or temporary employee and regardless of whether the Employee again completes one-thousand (1,000) Hours of Service during a Plan Year, as long as such Employee otherwise meets the definition of Employee. For purposes of this subparagraph (f), “part-time” shall mean an employee who is regularly scheduled to work less than twenty (20) hours per week.

1.20	Employer Safe Harbor Matching Contributions. Employer Safe Harbor Matching Contributions shall mean those Employer “safe-harbor” matching contributions which may be made by the Employer to the Trust Fund pursuant to Section 3.02(c).

1.21	Employee Savings Contributions. Employee Savings Contributions shall mean those contributions made by the Employer to the Trust Fund either at the election of a Participant, by operation of this Plan or through a combination of a Participant’s election and the operation of this Plan.

1.22	Employer. Employer shall mean the Company and any Affiliate executing this Plan document or otherwise adopting this Plan as provided in Section 12.02.

1.23	Employer Contributions. Employer Contributions shall mean those Employer contributions which may be made by the Employer to the Trust Fund pursuant to Section 3.02.

1.24	Employer Discretionary Contributions. Employer Discretionary Contributions shall mean those Employer discretionary contributions which may be made by the Employer to the Trust Fund pursuant to Section 3.02(e).

1.25	Employer Matching Contributions. Employer Matching Contributions shall mean those Employer matching contributions which may be made by the Employer to the Trust Fund pursuant to Section 3.02(d).

1.26	Employer Stock. Employer Stock shall mean the common stock of Piedmont Natural Gas Company, Inc.

1.27	Employer Stock Fund. Employer Stock Fund shall mean the investment fund maintained by the Trustee which is to be primarily invested in Employer Stock.

1.28	Employment Commencement Date. Employment Commencement Date shall mean the date on which an Employee first performs an Hour of Service.

1.29	Entry Date. Entry Date shall mean the date the Employee enters the Plan in accordance with the provisions in Section 2.01(a).

1.30	ERISA. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.31	ESOP. ESOP shall mean the portion of the Plan that is an “employee stock ownership plan” within the meaning of ERISA Section 407(d)(6) and Code Section 4975(e)(7).

1.32	ESOP Account. ESOP Account shall mean the separate bookkeeping account established for a Participant as part of the records of the Trust Fund for the purpose of accounting for the Participant’s interest in the ESOP.

1.33	Excluded Employees. Excluded Employees shall mean, for purposes of determining Highly Compensated Participants, any employees of the Employer or any other Affiliate who:

(a)	normally work less than seventeen and one-half (17-1/2) hours each week,

(b)	normally work six (6) months or less each year,

(c)	are covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, or

(d)	are nonresident aliens as described in Code Section 414(q)(8)(F).

1.34	Fair Market Value. Fair Market Value shall mean the fair market value of shares of Employer Stock as of any date means:

(a)	If the Employer Stock is not readily tradable on any established securities market, “Fair Market Value” means the value of the shares on that date determined by the Trustee-selected “independent appraiser” within the meaning of Code Section 401(a)(28)(C).

(b)	If the Employer Stock is readily tradable on an established securities market, “Fair Market Value” means the closing market price of the shares on that date taken from such reputable financial reporting journal or other financial information source that the Trustee shall select.

1.35	Forfeiture. Forfeiture shall mean any amount credited to an Account which is forfeited by application of the Vesting Schedule.

1.36	Former Participant. Former Participant shall mean a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.37	Fund. Fund shall mean a separate investment fund maintained under the Plan pursuant to Article IV for the purpose of investing Participants’ Accounts.

1.38	Highly Compensated Participant. Highly Compensated Participant for a Plan Year means:

(a)	a Participant who was a five percent (5%) owner (within the meaning of Code Section 416(i)(1)(B)(i)) of the Company at any time during the Plan Year or the immediately preceding Plan Year; or

(b)	a Participant who (i) received “compensation” as defined in Code Section 414(q) during the preceding Plan Year in excess of one hundred thousand dollars ($105,000) (adjusted for any cost-of-living increase permitted by Code Section 414(q)) and (ii) was in the group that consists of the top twenty percent (20%) of all Employees of the Employer when ranked on the basis of compensation received during the preceding Plan Year.

The identification of which Participants are Highly Compensated Participants shall be made in accordance with the provisions of Code Section 414(q). In such regard, the Plan Administrator in its discretion may modify the definition of Highly Compensated Participants in any manner permitted by Code Section 414(q).

1.39	Hour of Service. Hours of Service shall mean:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or any other Affiliate during any service measuring period under this Plan (credited for the period in which duties are performed).

(b)	Except as otherwise provided in this Section 1.39(b), each hour for which an Employee is paid, or entitled to payment, by the Employer or any other Affiliate or otherwise entitled to coverage under this Plan for a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided, however,

(1)	no more than five hundred one (501) Hours of Service will be credited under this Section 1.39(b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single calendar year);

(2)	Hours of Service shall not be credited on account of a period during which an Employee is paid or entitled to payment and with respect to which no duties are performed, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability service laws, or if the payment merely reimburses the Employee for a medical or medically related expense incurred by him; and

(3)	for purposes of this Section 1.39(b), a payment shall be deemed to be made by or due from the Employer or any other Affiliate regardless of whether such payment is made directly or indirectly through a trust fund, insurance company or other organization or person to which the Employer or any other Affiliate pays premiums or makes contributions and regardless of whether such premiums or contributions were made for the benefit of a particular Employee or on behalf of Employees generally.

(c)	Subject to the limitations set forth in Section 1.39(b)(1) through (3), each hour of a period (credited for such period) for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the Employer or any other Affiliate;

(d)	In determining whether an Employee has incurred a Break in Service for purposes of determining Years of Service, an Employee taking a Maternity/Paternity absence shall be credited with completing the number of Hours of Service he would have completed if not for such absence (or, if such credit cannot be determined, eight (8) hours for each day of such absence). Such Hours of Service, not to exceed a total of five hundred one (501) hours for any one such absence, shall be credited either for the calendar year in which such absence began if necessary to prevent a Break in Service in such year, or, in any other case, for the immediately following calendar year. No such credit for Hours of Service shall be given under this Section 1.39(d) unless such Employee provides documentation satisfying the reasonable requirements of the Plan Administrator that such absence was a Maternity/Paternity absence and establishing the number of days of such absence.

(e)	Credit for the same Hours of Service shall not be awarded under more than one paragraph under this Section 1.39. Hours of Service credit shall be awarded subject to all the rules set forth in Paragraphs (b) and (c) of the United States Department of Labor Regulations Section 2530.200b-2 which are incorporated in this Plan by this reference. In lieu of actually recording each Hour of Service which is completed by an Employee whose hours are not required to be counted and reported under any federal law, such as the Federal Fair Labor Standards Act, if such person completes at least one (1) Hour of Service in a week, he shall be credited with forty-five (45) Hours of Service for each week which he completes as an Employee.

(f)	In determining Years of Service, “leased employees” as defined in Code Section 414(n) and employees on whose behalf benefits are collectively bargained in good faith shall be treated as Employees under this Section 1.39.

1.40	Leave of Absence. Leave of Absence shall mean an approved leave of absence granted to an Employee by the Employer taking into account benefits granted under this Plan and made in accordance with applicable federal or State law (including the Family and Medical Leave Act of 1993) or the Employer’s uniform and nondiscriminatory personnel policy.

1.41	Maternity/Paternity Absence. Maternity/Paternity Absence shall mean any Employee’s absence from work for the Employer or other Affiliate for any period of time due to

(a)	such Employee’s pregnancy,

(b)	the birth of such Employee’s child,

(c)	the placement of a child with such Employee in connection with the adoption of such child by such Employee, or

(d)	such Employee’s caring for such child for a period immediately following such birth or placement of such child.

1.42	Named Fiduciary. Named Fiduciary shall mean each of the persons described in Article VIII, who shall have only such duties and responsibilities in the management and administration of this Plan and the Trust Fund as are expressly assigned to such person in this Plan.

1.43	Nonhighly Compensated Participant. Nonhighly Compensated Participant shall mean, for each December 31, each Participant who is not a Highly Compensated Participant for the Plan Year ending on such date.

1.44	Normal Retirement Age. Normal Retirement Age shall mean age sixty-five (65).

1.45	Participant. Participant shall mean, as of any date, an Employee who has satisfied the eligibility requirements set forth in Section 2.01 or a former Employee for whom an Account then is maintained.

1.46	Plan. Plan shall mean this Piedmont Natural Gas Company, Inc. 401(k) Plan, as amended from time to time.

1.47	Plan Administrator. Plan Administrator shall mean Piedmont Natural Gas Company, Inc., and any successor or assign.

1.48	Plan Year. Plan Year shall mean:

(a)	For Plan Years beginning prior to November 1, 1996, the 12-month period ending on each October 31st.

(b)	For the Plan Year beginning on November 1, 1996, the period commencing on November 1, 1996, and ending on September 30, 1997.

(c)	For Plan Years beginning after September 30, 1997, the 12-month period ending on each September 30th.

(d)	For the Plan Year beginning on October 1, 2005, the period commencing October 1, 2005 and ending on December 31, 2005.

(e)	For Plan Years beginning after December 31, 2005, the 12-month period ending on each December 31.

1.49	Publicly Traded. Publicly Traded shall mean securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national association registered under Section 15A(b) of the Securities Exchange Act of 1934.

1.50	Qualified Election. Qualified Election shall mean a Participant’s written election of a Beneficiary, other than his Spouse, consented to by the Participant’s Spouse; provided, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, an election will be deemed a Qualified Election. The Spouse’s consent to such election must be witnessed by a representative or agent of the Plan Administrator or notary public and will be valid only with respect to the specific Beneficiary designated and with respect to the Spouse who signs the consent or, in the event of a deemed Qualified Election, the designated Spouse. A Participant may revoke a Qualified Election without the consent of his Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

1.51	Rollover Contributions. Rollover Contributions shall mean the timely contribution of rollovers or direct rollovers made to the Trust Fund by Participants pursuant to Section 3.03, and in accordance with Code Section 402, of distributions from qualified retirement plans maintained in accordance with Code Section 401(a).

1.52	Spouse. Effective on and after September 16, 2013, as of any date, the term Spouse shall mean the person to whom the Participant is “married” on such date. For purposes of the Plan, a Participant shall be considered married to the person to whom he or she is legally married under the laws of any state, territory or possession of the United States or of any foreign country (excluding civil union, registered domestic partnership or other similar formal relationship recognized under such laws that are not denominated as a marriage under such laws and excluding common-law marriage).

1.53	Tennessee Union Employee. Tennessee Union Employee shall mean an Employee whose employment is governed by an agreement between the Company and Local 702 of the United Association of Journeymen and Apprentices of the Plumbers and Pipefitters Industry of the AFL-CIO.

1.54	Total and Permanent Disability. Total and Permanent Disability shall mean a physical or mental condition which totally and permanently prevents the Participant from engaging in any occupation or employment for the Employer. The determination of the Total and Permanent Disability of a Participant shall be made on evidence that the Participant is eligible for disability benefits under the federal Social Security Act, or on evidence that the Participant has been determined by a licensed physician (as approved by the Plan Administrator) to be totally and permanently disabled.

1.55	Trust Agreement. Trust Agreement shall mean the trust agreement entered into between the Company and the Trustee which establishes the Trust Fund and is considered a part of this Plan, as amended from time to time.

1.56	Trust Fund. Trust Fund shall mean the fund established by the Trustee in accordance with the Trust Agreement to hold the assets of this Plan.

1.57	Trustee. Trustee shall mean the Company or any person or entity approved by the Company and acting on behalf of the Plan as the trustee of the Trust Fund in accordance with the Trust Agreement.

1.58	Union Employee. Union Employee shall mean an Employee whose employment is governed by an agreement between the Company and Local Union No. 1902 of the International Brotherhood of Electrical Workers or local 702 of the United Association of Journeymen and Apprentices of the Plumbers and Pipefitters Industry of the AFL-CIO.

1.59	Valuation Date. Valuation Date shall mean any date determined by the Company to be a Valuation Date; however, such Valuation Date shall occur on at least the last day of each Plan quarter.

1.60	Vested. Vested means nonforfeitable.

1.61	Vesting Computation Period. Vesting Computation Period shall mean a computation period of six (6) consecutive months.

For purposes of vesting, the initial computation period shall begin on the Employee’s Employment Commencement Date. In the event that the Employee does not complete six (6) Months of Service during the initial computation period, the computation period shall start over on the first day following the end of the initial computation period. In the event an Employee terminates employment with the Employer prior to becoming a Participant and is later rehired by the Employer, the computation period after such re-employment shall be measured from the date on which an Employee again performs an Hour of Service.

ARTICLE II - PARTICIPATION

2.01	Participation.

(a)	General.

(1)	Employees shall be eligible to participate in the Plan according to the Entry Date Schedule in Section 2.01(b) after reaching age eighteen (18) and completing 30 days of continuous employment.

(2)	If a Participant’s employment with the Employer is interrupted, he shall be reinstated as a Participant as of his reemployment commencement date.

(3)	Any Employee whose terms and conditions of employment expressly preclude participation in the Plan shall not be eligible to participate in the Plan.

(b)	Entry Date Schedule. The Entry Date shall be the first day following attainment of age eighteen (18) and the completion of 30 continuous days of employment.

2.02	Participant Information. Each person who becomes a Participant shall file with the Plan Administrator such personal information, data and elections as the Plan Administrator deems necessary for the orderly administration of this Plan and the payment of benefits under this Plan, including the designation of a Beneficiary and his initial deferral elections.

ARTICLE III - CONTRIBUTIONS

3.01	Employee Savings Contributions.

(a)	General. Subject to the limitations of Section 3.01(e) and Section 3.07, the Employer shall make Employee Savings Contributions in accordance with this Section 3.01 for each Participant and all such contributions shall be nonforfeitable.

(b)	Employee Savings Contributions. Each Participant who is an Employee shall have the right to make an Employee Savings Contribution by an election, under the terms of this Plan, that the Employer make such contribution by payroll deduction on his behalf in accordance with Code Section 401(k) for each Plan Year; provided, as of the date any such contribution is made, each Participant’s election shall be stated as whole percentage points of his Compensation and such total contribution during each Plan Year shall not be less than one percent (1%) of his Compensation and not exceed fifty percent (50%) of his Compensation. Any election made under this Section 3.01(b) shall be subject to the limitation in Section 3.01(e)(3).

(c)

Automatic Deferral Election. Effective for Plan Years beginning on or after January 1, 2008 (January 1, 2009 for those Tennessee Union Employees), a Participant who has not elected to have Compensation reduced in accordance with Section 3.01(b) shall be deemed to have elected under this Section 3.01(c) to have his Compensation reduced by two percent (2%) beginning as soon as administratively practicable following the later of the effective date of this Section and the date the Employee becomes a Participant. Unless a Participant elects otherwise, such deemed election to have Compensation reduced by two percent (2%) shall be automatically increased by one percent (1%), effective as of the first January 1 after the initial deemed deferral election (such that the first such automatic increase shall be effective January 1, 2009 for all Participants other than Tennessee Union Employees and January 1, 2010 for all Tennessee Union Employees) and as of each January 1 thereafter until such election has been increased to a deemed deferral election of five percent (5%) of Compensation. Participants who enter the Plan after the first day of the Plan Year and who are automatically enrolled under this Section 3.01(c) shall have their deferral election automatically increase as of the anniversary date of their entry into the Plan. A Participant may elect at any time, in accordance with procedures established by the Benefit Plan Committee or its designee, not to have Compensation so reduced, or to have Compensation reduced by a different percentage allowed under Section 3.01(b), which election shall become effective as soon as administratively practicable following receipt of the Participant election. Employee Savings Contributions made pursuant to this automatic election shall be invested in a default Fund designated for such purpose by the Benefit Plan Committee, unless the Participant elects to have such contributions invested otherwise in accordance with Section 4.01.

(d)	Catch-Up Contributions. Participants who have attained age fifty (50) before the close of a Plan Year may elect to have the Compensation payable to the Participant reduced for the purpose of making Catch-Up Contributions during such Plan Year in accordance with, and subject to the limitations of, Code Section 414(v) and any rules or procedures established by the Benefit Plan Committee for such purpose. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. A Participant who makes an election to reduce Compensation under Section 3.01(b) and who is eligible to make Catch-Up Contributions in accordance with this Section 3.01(d) shall be deemed to have elected to make Catch-Up Contributions to the extent the Employee Saving Contributions made in accordance with the Participant’s Compensation reduction election under Section 3.01(b) would exceed the limitation of an applicable Code Section.

(e)	Election Rules.

(1)	Every Participant who is an Employee and who wishes to have an Employee Savings Contribution made on his behalf beginning as of his Entry Date (as defined in Section 2.01) or as of the first day of any subsequent pay period shall file an election with the Plan Administrator. Such election shall be made in writing or such other form permitted by the Plan Administrator on the form provided by the Plan Administrator and shall state the percentage of Compensation which he wishes the Employer to contribute on his behalf to the Trust Fund as his Employee Savings Contribution. Such election shall be effective as of the first administratively practicable payroll period after the date such election is filed with the Plan Administrator.

(2)

An election shall remain in effect until modified or terminated. An election shall be modified only by following the same procedure for making an election and shall become effective as of the first administratively practicable payroll period for which the modified election is filed with the Plan Administrator in accordance with Section 3.01(e)(1). An election may be terminated any time by filing the form provided for such purpose by the Plan Administrator, and any such termination shall be effective as of the first administratively practicable payroll period after such form is filed with the Plan Administrator. An election also shall terminate automatically when a Participant terminates his employment with the Employer or upon approval of Total and Permanent Disability under the long term disability plan sponsored by the Company.

(3)	If, as of any December 31 (or other Valuation Date as the Plan Administrator may deem appropriate), the amount of Employee Savings Contributions for any Participant (plus any other “elective deferrals” as defined in Code Section 402 and reported as such to the Plan Administrator by an affidavit of the Participant) for the calendar year ending on that date exceeds $15,500 (as adjusted for inflation from time to time for a calendar year by the Secretary of the Treasury under Code Section 415(d)(1)), the amount of Employee Savings Contributions of that Participant shall be reduced so that the amount of total reported “elective deferrals” for that Participant equals $15,500 (as adjusted for inflation from time to time for a calendar year by the Secretary of the Treasury under Code Section 415(d)(1)) for such calendar year. Any Employee Savings Contributions made for that Participant as of such Valuation Date subject to such reduction (and any earnings or losses attributable thereto only to the extent required by the Code) shall be refunded to such Participant by April 15 of the immediately following calendar year, or as soon as possible thereafter. Any such refunded contributions shall not be included in applying the limits of Section 3.07, but shall be included in applying the limits of Section 3.01(e)(4) for Highly Compensated Participants. The Plan Administrator may revoke a Participant’s Employee Savings Contribution election at any time in the event such Participant’s Employee Savings Contributions reaches the limit described in this Section 3.01(e)(3).

(4)	For any year that the Plan, or a portion of the Plan that has been disaggregated as permitted by Code Section 410(b)(4), does not satisfy an alternative method of meeting the nondiscrimination requirements of Code Section 401(k)(3)(A)(2), if, upon application of the ADP Test prior to the end of the Plan Year, the Actual Deferral Percentage for all Highly Compensated Participants exceeds the percentage needed to satisfy the ADP Test, the Plan Administrator may adjust the Highly Compensated Participant’s Employee Savings Contribution election to the extent necessary to satisfy the ADP Test. The adjustment of Employee Savings Contributions shall be done in a uniform and nondiscriminatory manner.

(5)

For any year that the Plan or a portion of the Plan that has been disaggregated as permitted by Code Section 410(b)(4), does not satisfy an alternative method of meeting the nondiscrimination requirements of Code Section 401(k)(3)(A)(2), if the Actual Deferral Percentage for all Highly Compensated Participants for a Plan Year exceeds the percentage needed to satisfy the ADP Test for such Plan Year, excess contributions (if any) for the Plan Year shall be identified by reducing the Employee Savings Contributions made on behalf of Highly Compensated Participants in order of their actual individual contribution percentages, beginning with the highest of such percentages, but the distribution of such aggregate excess contributions shall be made on the basis of the dollar amount (rather than individual actual contribution percentages) of the contributions made for Highly Compensated Participants, beginning with the highest such amount. Any distribution of an excess contribution shall include any Trust Fund gains or other income allocable to the distributed contribution while held in the Trust Fund (but at the election of the Plan Administrator need not include Trust Fund gains and income for the Plan Year in which distributed except to the extent required by the Code). Any such distributions shall take into account and shall be made after any refunds required by Section 3.01(e)(3) have been made.

3.02	Employer Contributions. The Employer shall make contributions for each Participant.

(a)	Employee Savings Contributions. The Employer shall make an Employee Savings Contribution to the Trust for each Participant whose Compensation for a payroll period is reduced pursuant to Sections 3.01(b) or 3.01(c). The Employee Savings Contribution shall be in an amount equal to the amount by which the Participant’s Compensation for the pay period is so reduced. The Employee Savings Contribution shall be paid to the Trust as soon as practicable but in no event later than the fifteenth (15th) business day of the calendar month immediately following the calendar month in which the payroll period ends and shall be credited to the Employee Savings Contribution Account of the Participant.

(b)	Catch-Up Contributions. The Employer shall make a Catch-Up Contribution to the Trust for each Participant whose Compensation for a payroll period is reduced pursuant to Section 3.01(d). The Catch-Up Contribution shall be paid to the Trust as soon as practicable but in no event later than the fifteenth (15th) business day of the calendar month immediately following the calendar month in which the payroll period ends and shall be credited to the Employee Savings Contribution Account of the Participant. The Benefit Plan Committee shall establish rules and procedures in accordance with Code Section 414(v) for the administration of Catch-Up Contributions including when Compensation reductions pursuant to Section 3.01(b) and 3.01(c) will be characterized as Catch-Up Contributions. Catch-Up Contributions will be matched only if required to provide a non-Highly Compensated Participant the full benefit of the Employer’s Safe Harbor Matching Contribution.

(c)	Employer Safe Harbor Matching Contributions. Effective for any Plan Year beginning on or after January 1, 2008 (January 1, 2009 for Tennessee Union Employees) for which the Employer notifies the Participants that the Employer will make Employer Safe Harbor Matching Contributions, as of the last day of each payroll period or bi-weekly period, as determined by the Plan Administrator, the Employer shall contribute on behalf of each Participant who made Employee Savings Contributions for such payroll period or bi-weekly period, an amount equal to one hundred percent (100%) of the Participant’s Employee Savings Contributions for the period that do not exceed five percent (5%) of the Participant’s Compensation for such period. Employer Safe Harbor Matching Contributions made under this Section 3.02(c) are intended to satisfy the alternative method of meeting the nondiscrimination requirements of Code Section 401(k)(3)(A)(2) and Code Section 401(m)(2) and, in years that a contribution under this Section 3.02(c) is made, the ADP Test and the ACP Test will not be required.

(d)	Employer Matching Contributions. Effective for Plan Years ending on or before December 31, 2007 (December 31, 2008 for Tennessee Union Employees) and any Plan Year that begins on or after January 1, 2009 for which the Employer does not notify the Participants that the Employer will make Employer Safe Harbor Matching Contributions, the Employer shall make Employer Matching Contributions, subject to Sections 3.05 and 3.07, in an amount equal to fifty percent (50%) of the Participant’s Basic Savings Contribution contributed to the Plan on the Participants’ behalf.

(e)	Employer Discretionary Contributions.

(1)	As of the last day of each Plan Year, for each Participant who was an Employee or on a Leave of Absence on such date, the Employer may make Employer Discretionary Contributions in amounts determined in the sole discretion of the Board, not in excess of the limit described in Section 3.07, to be allocated to each such Participant based on that Participant’s Compensation for that year.

(2)	For each Plan Year during which this Plan is determined to be “top-heavy,” as described in Article X, the Employer may make an additional Employer Discretionary Contribution as required to satisfy Section 10.02.

(3)	If, as of the last day of each Plan Year, the average Actual Deferral Percentage for all Highly Compensated Participants for the Plan Year ending on that date exceeds the percentage needed to satisfy the ADP Test for such Plan Year, the Employer may make an Employer Discretionary Contribution to the Plan for each Nonhighly Compensated Participant in an amount equal to the percentage of the Compensation of all Nonhighly Compensated Participants necessary to meet the ADP Test for such Plan Year, but such contribution shall not be in excess of the limit described in Section 3.07.

3.03	Rollover Contributions. An Employee, other than an Excluded Employee, or a Participant with an Account in the Plan, shall be permitted to make rollover contributions to the Trust Fund in the form of:

(a)	taxable cash received by him in one or more distributions from or under another trust or plan qualified under Code Section 401(a) or an individual retirement annuity or custodial account,

(b)	taxable cash representing his account or benefits in another plan or trust qualified under Code Section 401(a), which shall be transferred in a direct rollover from said plan or trust to the Trust Fund, or

(c)	any combination of the above.

3.04	After-Tax Contributions. After-tax contributions are not permitted under this Plan.

3.05	Limitation on Employer Matching Contributions. For any Plan Year in which the Plan does not satisfy an alternative method under Code Section 401(k)(12) or 401(k)(13) of meeting the nondiscrimination requirements of Code Section 401(m), if the Actual Contribution Percentage for all Highly Compensated Participants for a Plan Year exceeds the percentage needed to satisfy the ACP Test for such Plan Year, excess aggregate contributions (if any) for the Plan Year shall be identified by reducing the Employee Savings Contributions (if any such contributions are applied under Section 1.02) and Employer Matching Contributions made on behalf of Highly Compensated Participants in order of their actual individual contribution percentages, beginning with the highest of such percentages, but the distribution of the aggregate amount of such excess aggregate contributions shall be made on the basis of the dollar amount (rather than individual contribution percentages) of the contributions made for Highly Compensated Participants, beginning with the highest such amount. Any distribution of an excess aggregate contribution shall include any Trust Fund gains or other income allocable to the distributed contribution while held in the Trust Fund (but at the election of the Plan Administrator need not include Trust gains and income for the Plan Year in which distributed except to the extent required by the Code). Any such distributions shall take into account and shall be made after any distributions required by Sections 3.01(e)(3) or (5). In addition and notwithstanding any provision of the Plan to the contrary, to the extent required or permitted by the Code, the Plan Administrator may cause to be forfeited Employer Matching Contributions attributable to any Employee Savings Contributions that are distributed pursuant to Sections 3.01(e)(3) or (5) or this Section 3.05.

3.06	Reversion of Pretax and Employer Contributions.

(a)	Mistake of Fact. If Employee Savings Contributions or any Employer contributions are made by the Employer by reason of a mistake of fact, such contributions shall be returned to the Employer upon discovery of such mistake, if discovered and returned within one (1) year after the payment of such contributions.

(b)	Deduction. Except as specifically stated in the Plan, any contribution made by the Employer to the Plan (including Employee Savings Contributions) are conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contributions and the Trustee shall return such contributions within one year following the disallowance.

3.07	Section 415 Limitations.

(a)

Annual Addition. The Annual Addition for a Limitation Year for a Participant under this Plan in no event whatsoever shall exceed the lesser of (A) one hundred percent (100%) of his Annual Compensation (as defined below) for such Limitation Year or (B) $40,000 (as adjusted for inflation from time to time for a Limitation Year by the Secretary of the Treasury under Code Section 415(d)(1)). Any adjustment required to satisfy the limitations set forth in Code Section 415 as a result of a Participant’s participation in another Defined Contribution Plan shall be made to his Annual Addition under this Plan. The dollar limitation referred to in (A) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an annual addition.

(b)	Limitation Year. For purposes of this Section the “Limitation Year” shall be the Plan Year.

(c)	Annual Compensation. “Annual Compensation” means the total salary from the Employer, including overtime and bonus, of the Participant which is attributable to the period of his participation in the Plan for each Limitation Year. For purposes of applying the limitations under Code Sections 404(a), 415 and 416, Annual Compensation shall include: wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses); and shall exclude: (1) contributions to or distributions from this Plan or any other plan of deferred compensation, (2) amounts realized from the exercise of a nonqualified stock option, (3) disposition of stock acquired under a qualified option, (4) amounts realized from the release of any substantial forfeiture restriction on property, (5) the cost of any other benefits or amounts received which may be excluded from the Participant’s federal taxable income and (6) any payment made after severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I)) except to the extent permitted by Code Section 415. Notwithstanding the above provisions of this Section, Annual Compensation shall include any “elective deferral” (as defined in Code Section 402(g)(3)) and any amount contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Sections 125, 457 or (for Limitation Years beginning after December 31, 2000) 132(f)(4). The Annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.

ARTICLE IV - PARTICIPANT ACCOUNTS

4.01	Investment Elections. The investment of Participant Accounts is intended to comply with the requirements of Section 404(c) of ERISA. As such, Participants shall have the right and shall be responsible for the investment of their Accounts in a manner determined as follows:

(a)	Each Participant shall have the right to elect, or to modify an existing election in accordance with procedures established by the Company in order to have the balance of his Account invested in one of the Funds in percentage increments of at least one percent (1%).

(b)	Participants may invest the balance of their individual Accounts in one or more Funds maintained by the Trustee. Effective January 1, 2002, Participants may also direct the investment of their Accounts into the Employer Stock Fund, subject to the terms and provisions of Section 4.06 below.

(c)	Effective Dates. An election shall remain in effect until modified or until the Participant’s applicable Account balance no longer exists.

(d)	Other Investment Elections.

(1)	A Participant who makes no election under this Section 4.01 shall be deemed to have elected that his Account balance be invested in a default Fund selected by the Benefit Plan Committee for such purpose.

(2)	Unless indicated otherwise by the Company, investment of any portion of the Fund that is not otherwise governed by this Section 4.01 shall be made by the Trustee upon the advice of the Company.

4.02	Establishment of Account. An Employee Account shall be established for each Participant in accordance with Article III. All contributions by or on behalf of a Participant shall be allocated to his Account, effective as of the date indicated in Article III.

4.03	Valuation of Account. The Fund shall be valued at fair market value as of each Valuation Date and its assets allocated among Participant’s Accounts as of that date. Increases or decreases in the investment shall be allocated to Participant Accounts in accordance with the investment election chosen. Allocations among Participant Accounts shall be done according to generally accepted accounting principles, and the method of allocation may be changed from time to time, without the necessity of Plan amendment.

4.04	Allocation Corrections. If an error or omission is discovered in any Account, the Plan Administrator shall make such adjustment as it deems necessary to remedy in an equitable manner such error or omission in such Account not later than the last day of the Plan Year in which the error or omission is discovered.

4.05	Investments of the ESOP. The following provisions shall apply with respect to the ESOP:

(a)	Investments in Employer Stock. The ESOP is designed to be invested primarily in Employer Stock through the Employer Stock Fund. The ESOP shall include the portion of the Employer Stock Fund and any other Fund that is attributable to the investment of ESOP assets in the Fund. The assets of the ESOP may also be invested, directly or indirectly, in cash or cash equivalent investments and other types of investments pending their investment in a Fund.

The Company reserves the right from time to time to direct that all or a portion of a Fund’s (other than the Employer Stock Fund) balances that are attributable to the investment of ESOP assets in the Fund shall become part of the Savings Portion of the Plan.

(b)	Right of First Refusal. At any time when Employer Stock is not Publicly Traded, shares of Employer Stock distributed by a Trustee to or for a Participant (or Beneficiary) shall be subject to a “right of first refusal.” The right of first refusal shall provide that, prior to any transfer of Employer Stock by a Participant receiving a distribution, the Employer Stock must first be offered for purchase in writing to the Company, and then, if refused by the Company, to the Trustee, at the Employer Stock’s then Fair Market Value. For this purpose, a bona fide written offer from an independent and unrelated buyer shall be deemed to be the Fair Market Value of the Employer Stock. The Company and the Trustee shall have fourteen (14) days to exercise their rights of first refusal on the same terms offered by an independent and unrelated buyer. The Company may require that a Participant (or Beneficiary) entitled to a distribution of Employer Stock under the Plan execute an appropriate stock transfer agreement which recognizes and includes the terms of the right of first refusal prior to receiving a distribution of Employer Stock.

Shares of Employer Stock held or distributed by a Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws and legend restrictions reflecting the right of first refusal described in this Section. Aside from the restrictions described herein, no shares of Employer Stock may be subject to restrictions on transferability or call options, except to the extent that a Participant may agree to place restrictions upon any shares of Employer Stock which he or she is entitled to receive from the Trust Fund.

The provisions of this Section shall apply only to shares of Employer Stock held or distributed by a Trustee during any period when such shares are not Publicly Traded and shall continue to apply even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

The ESOP may not obligate itself to acquire Employer Stock from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

(c)	Put Option. During any period when Employer Stock is not Publicly Traded, the Company shall issue a put option to any Participant receiving a distribution of Employer Stock from the Trust Fund. The put option shall permit the Participant to sell such distributed Employer Stock to the Company at any time during two option periods, at the Fair Market Value at the date of exercise of the option. The first put option period shall be a period of at least sixty (60) days beginning on the date of distribution of Employer Stock to the Participant. The second put option period shall be a period of at least sixty (60) days beginning after the next determination of the Fair Market Value of Employer Stock by the Trustee through independent appraisal (and notice to the Participant) in the Plan Year following the distribution.

The Company may permit a Trustee to purchase Employer Stock tendered to the Company under a put option. The payment for Employer Stock sold pursuant to a put option shall be made in a lump sum within thirty (30) days of exercise of the put option or in substantially equal, annual installments over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance and with the provision of adequate security for the installment payments. Installment payments made pursuant to the preceding sentence shall commence within thirty (30) days of exercise of the put option.

For the purposes of this Section, Fair Market Value of the Employer Stock shall be determined on the Valuation Date preceding or coinciding with the date of exercise of the put option.

The Company or a Trustee may offer to purchase any shares of Employer Stock (which are not sold pursuant to a put option) from any Participant at any time.

The provisions of this Section shall apply only to shares of Employer Stock held or distributed by a Trustee during any period when the shares are not Publicly Traded and shall continue to apply even if the ESOP ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

4.06	Employer Stock Fund. The following provisions shall apply with respect to the Employer Stock Fund:

(a)	Reinvestment of Dividends Paid on Employer Stock. Except to the extent provided in Section 4.06(b), any dividends paid on shares of Employer Stock held by the Trust Fund shall be reinvested in shares of Employer Stock.

(b)	Current Distribution of Dividends Paid on Employer Stock. The Company may determine that dividends paid on shares of Employer Stock held by the Trust Fund that are attributable to the investment of ESOP assets in the Employer Stock Fund shall be distributed to Participants (and their Beneficiaries) pursuant to this Section rather than reinvested in shares of Employer Stock. The Company shall determine the pertinent rules governing any such distribution, including without limitation:

(1)	which dividends may be distributed;

(2)	whether dividends to be distributed shall be paid directly by the Company to Participants or paid by the Company to the Trust Fund for distribution to Participants (within the time limit provided below);

(3)	whether, and the extent to which, dividends shall be mandatorily distributed or instead shall be subject to Participant elections as to whether to receive dividends or instead have dividends reinvested by the Trust Fund, and the scope, restrictions and other rules governing any such elections;

(4)	whether dividends shall be distributed to Participants who are no longer employed by the Employer; and

(5)	whether dividends shall be distributed to Participants who are not one hundred percent (100%) vested, and if so, whether dividends shall be distributed only to the extent of their vested interest with respect to the shares of Employer Stock on which the dividends are paid.

The Company may initiate, modify and suspend dividend distributions pursuant to this Section at any time and from time to time.

Any and all such determinations by the Company shall be made in its discretion and are intended to be non-fiduciary, “settlor” determinations to the maximum extent permitted by the ERISA and the Code. The Company’s determinations shall be made on a nondiscriminatory basis.

Any dividend distribution pursuant to this Section must meet the applicable requirements of Code Section 404(k), and not in limitation of the foregoing, any dividends that are distributed must be paid on shares of Employer Stock held by the Trust Fund on the dividend record date, and any distribution of such dividends paid to the Trust Fund (rather than paid by the Company directly to Participants) must be made in cash not later than ninety (90) days after the close of the Plan Year in which paid to the Trust Fund.

Notwithstanding any other vesting provision of the Plan to the contrary, a Participant shall have a one hundred percent (100%) vested interest in any dividends with respect to which the Participant (or if deceased, his Beneficiary) is provided a distribution election pursuant to this Section, and the Plan Administrator shall cause the Plan to maintain such records and accountings with respect to the Participant’s Account as are necessary to ensure that in any application of a vesting schedule to a forfeitable account of the Participant, any balance that is attributable to such dividends (i) shall not be forfeited and (ii) shall be disregarded in determining the amount of any forfeiture from the Participant’s Account.

(c)	Voting and Tender Rights. Voting of shares held under the Employer Stock Fund and the exercise of tender rights shall be determined in accordance with the provisions of the Trust Agreement.

(d)	Limitation on Investments in Employer Stock. Effective January 1, 2002, Participants may direct the investment of contributions into the Employer Stock Fund and may make transfers into and out of the Employer Stock Fund (including through a Fund re-balancing election) in accordance with the Plan’s investment direction administrative procedures in effect from time to time; provided, however, that (i) a Participant may not direct more than twenty percent (20%) of any contributions made to the Plan on the Participant’s behalf into the Employer Stock Fund and (ii) the Participant may not make a transfer into the Employer Stock Fund (including through a Fund re-balancing election) if and to the extent such Fund transfer would result in more than twenty percent (20%) of the Participant’s Account being invested in the Employer Stock Fund, subject to the requirements of Section 5.06(d).

ARTICLE V - PAYMENT OF BENEFITS

5.01	Retirement.

(a)	Normal Retirement. Upon retirement at Normal Retirement Age, a Participant’s entire Account shall be paid or begin to be paid at the election of the Participant. A retired Participant may defer receipt of such distribution until the April 1 following the end of the calendar year which includes the date he reaches age seventy and one-half (70-1/2).

(b)	Late Retirement. A Participant who continues as an Employee after his Normal Retirement Age shall remain eligible to continue to participate in this Plan until the date his employment terminates. His entire Account balance shall be paid or begin to be paid as soon as practicable after the date on which he terminates employment. However, a retired Participant may defer receipt of such distribution until the April 1 following the end of the calendar year which includes the date he reaches age seventy and one-half (70-1/2).

5.02	Disability.

(a)	General Rule. If a Participant suffers a Total and Permanent Disability while he is an Employee and before he reaches his Normal Retirement Age, the entire balance of his Account may be paid at the election of the Participant. However, a Participant may defer receipt of such distribution until the April 1 following the end of the calendar year which includes the date he reaches age seventy and one-half (70-1/2).

(b)	Recovery. If a former Participant who was determined by the Plan Administrator to have a Total and Permanent Disability recovers and is reemployed by the Employer, then he immediately shall be reinstated as a Participant, in accordance with Section 2.01, but he shall not be permitted to repay any of his distribution made under this Section 5.02 and his Account as accumulated thereafter shall become payable in accordance with the terms of this Plan upon his subsequent retirement, death or other termination of employment.

5.03	Death.

(a)	General Rule. In the event of the death of a Participant while he is an Employee, or while he is suffering from a Total and Permanent Disability, the name of such deceased Participant’s Account shall be changed to the name of his Spouse, or to his other Beneficiary (designated pursuant to a Qualified Election), as appropriate, as soon as practicable after the Plan Administrator has actual knowledge of the Participant’s death.

The entire balance of the deceased Participant’s Account shall be paid to such Spouse or Beneficiary as soon as practicable after such Participant’s death, but in any event not later than thirty (30) days following the end of the month coincident with or next following the date on which he died, unless the surviving Spouse or Beneficiary elects to defer receipt, but in no event later than the following:

(1)	to such Participant’s surviving Spouse not later than the December 31 of the calendar year during which the Participant (or his surviving Spouse) would have attained age seventy and one-half (70 1/2), or

(2)	to such Participant’s Beneficiary no later than the December 31 of the calendar year that contains the fifth (5th) anniversary of the Participant’s date of death and is before the date the Participant would have attained age seventy and one-half (70 1/2).

If the Spouse is the Participant’s sole Beneficiary and dies after the Participant but before distributions to either the Participant or the Spouse begin, this Section 5.03(a) shall apply as if the Spouse were the Participant.

(b)	After Retirement. In the event of the death of a Participant after he terminates his employment, but before he receives his total benefit, the vested balance of the deceased Participant’s Account shall be paid to the Participant’s Spouse or Beneficiary in accordance with the election made by the Participant.

(c)	No Beneficiary. If no Spouse or Beneficiary is identified and located by the end of the two (2) year period beginning on the date of death of the Participant, his Account, upon Plan Administrator direction, may be treated as a forfeiture and allocated as an additional Employer Contribution as of the last day of the Plan Year which includes the end of such two (2) year period; provided, if such Spouse or other Beneficiary should subsequently be located, the Employer shall contribute sufficient funds to enable the Trustee to reestablish the Account of the deceased Participant in an amount equal to the dollar amount forfeited, and such Account shall be paid to such Spouse or other Beneficiary in accordance with Plan Administrator direction as soon as practicable.

(d)	Incidental Benefit. Any death benefit paid under the provision of this Section shall be incidental to the purpose of this Plan and shall be limited to the value of the deceased Participant’s Account balance as of the date of distribution. Notwithstanding any other provision in this Plan to the contrary, all such distributions shall be made in accordance with the provisions of Code Section 401(a)(9).

5.04	Termination of Employment.

(a)	General Rule. A Participant who terminates employment shall be eligible for the payment of the entire Vested balance of his Account. A Participant’s employment shall be deemed to terminate on the last day he performs services for the Employer. Distributions under this Section shall be paid at the election of the Participant as soon as practicable after the Participant terminates his employment with the Employer. A Participant may elect to defer receipt of such distribution to the April 1 following the end of the calendar year which includes the date he reaches age seventy and one-half (70-1/2).

(b)	Vested Percentage.

(1)	The portion of a Participant’s Account attributable to Employer Safe Harbor Matching Contributions, Employer Matching Contributions, and Employer Discretionary Contributions shall become fully (100%) Vested on the date the Participant completes a Vesting Computation Period with at least 500 Hours of Service, and shall be zero percent (0%) Vested prior to such date.

The foregoing vesting provision shall apply to any Employee who had not become eligible to participate in the Plan as of July 1, 2006, including new Employees hired on or after July 1, 2006.

If any amendment to this Plan changes the above vesting provisions, then the Vested percentage of each Participant’s Account determined as of the date of adoption of such amendment, shall at no time be less than his Vested percentage determined as of such date without regard to any such amendment.

(2)	Notwithstanding the foregoing, in the event the Participant attains Normal Retirement Age, suffers a Total and Permanent Disability or dies before becoming fully Vested, the amount credited to the Participant’s Account shall become fully Vested. A Participant who dies on or after January 1, 2007 while performing qualified military service, as defined in Code Section 414(u), shall be deemed to have died during his employment for purposes of calculating the Vested percentage under Section 5.04(b).

(3)	Notwithstanding the foregoing vesting provisions, upon the complete discontinuance of the Employer’s contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the Account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(c)	Reemployment. Any terminated Participant who has not received a full distribution of his Account and is reemployed by the Employer shall have such distribution suspended until service is again terminated.

(d)	Forfeiture and Restoration of Forfeiture. If a Participant is not Vested in any portion of his Employer Safe Harbor Matching Contribution Account or Employer Matching Contribution Account at the time the Participant terminates employment with the Employer, the following rules shall apply:

(1)	Forfeiture of Participant with no Vested Interest in the Plan. If the Participant has no Vested balance in any Account at the time of termination of employment with the Employer, the entire amount to the credit of the Participant’s Employer Safe Harbor Matching Contribution Account or Employer Matching Contribution Account shall become a Forfeiture as of the end-of-Plan Year Valuation Date coinciding with or next following the Participant’s termination of employment and shall be reallocated as provided in subparagraph (3) below.

(2)

Forfeiture of Participant with a Vested Interest in the Plan. If the Participant has a Vested balance in any Account at the time of termination of employment with the Employer, the entire non-Vested amount to the credit of the Participant’s Employer Safe Harbor Matching Contribution Account or Employer Matching Contribution Account shall become a Forfeiture as of the end-of-Plan Year Valuation Date coinciding with or next following the first to occur of the following — the date on which the Participant experiences five (5) consecutive Breaks in

Service, the date of distribution of the Vested balance of the Participant’s Accounts, or the date of the Participant’s death while not employed with the Employer — and shall be reallocated as provided in subparagraph (3) below.

(3)	Reallocation of Forfeitures. The Forfeitures arising as of a Valuation Date pursuant to subparagraph (1) or subparagraph (2) above shall be applied as of, or as soon as administratively practical after, such Valuation Date to pay Plan administrative expenses or reduce contributions under the Plan.

If a Participant terminates employment with the Employer and is reemployed by the Employer before experiencing five (5) consecutive Breaks in Service, the following rules shall apply:

(i)	No Vested Interest in the Plan. If such Former Participant had no Vested interest in the Plan and his Employer Safe Harbor Matching Contribution Account or Employer Matching Contribution Account was forfeited in accordance with Section 5.04(d)(1) above, his forfeited accounts shall be reinstated upon the reemployment of such Former Participant.

(ii)	With Vested Interest in the Plan. If such Former Participant had a Vested interest in the Plan and his Employer Safe Harbor Matching Contribution Account or Employer Matching Contribution Account was forfeited in accordance with Section 5.04(d)(2) above, his forfeited accounts shall be reinstated only if the Participant repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive Breaks in Service commencing after the distribution.

(iii)	Reinstatement. Any forfeited amount re-credited to a Participant’s Account in accordance with this Section must be restored in full, unadjusted by any gains or losses occurring subsequent to the date of Forfeiture. The source for such reinstatement shall first be any Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if an Employer Discretionary Contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 3.02(e).

(e)	Reemployment of Participant; Determination of Months of Service. If Participant terminates employment and is reemployed after a Break in Service has occurred, the determination of his Vested interest under the Plan shall be subject to the following rules:

(1)	The Participant’s pre-break service shall be used to determine the Participant’s Vested interest under the Plan if the Participant is rehired before experiencing five (5) consecutive Breaks in Service or the Participant had a Vested interest under the Plan at the time of his termination.

(2)	Any Participant who terminates employment at a time when he has no Vested interest in any Account under the Plan shall lose credit for any service he completed prior to such termination if he is rehired after experiencing five (5) consecutive Breaks in Service.

5.05	Distribution Method. The vested balance of a Participant’s Account shall be paid to him, or in the case of his death, to his Beneficiary, if any, in a single lump sum. For Plan Years prior to January 1, 2008, a Participant who retired with an Account balance of more than $15,000 could elect payment over a specified number of years under an annuity contract purchased from a life insurance company selected by the Participant.

5.06	Form of Distribution. A distribution shall be comprised of cash and/or shares of Employer Stock, as hereinafter provided:

(a)	Account not invested in the Employer Stock Fund. Distribution from an Account, other than the portion thereof invested in the Employer Stock Fund, shall be made in cash.

(b)	Account invested in the Employer Stock Fund. Distributions from the portion of an Account that is invested in the Employer Stock Fund shall be made in cash or in shares of Employer Stock (and cash for any fractional share), according to the recipient Participant’s or Beneficiary’s election, provided that:

(i)	No timely election. If the recipient does not make a timely election, the distribution shall be made in cash.

(ii)	No fractional shares distributed. Fractional shares of Employer Stock shall always be distributed in cash.

(iii)	Securities laws. Distribution of shares of Employer Stock may be made only in accordance with, and following satisfaction of, all applicable securities laws and the Employer’s policies regarding such matters (including policies regarding insider trading). Any stock certificate included in the distribution shall bear an appropriate legend regarding restrictions on transferability imposed or provided by the Plan or applicable law.

(c)	Distribution of Employer Stock. When a distribution of shares of Employer Stock is being made with respect to a Participant’s Account, the Trustee of the Trust Fund holding such shares shall cause the shares to be issued in the name of the Participant (or other appropriate distributee).

(d)	Special Distribution Right. Notwithstanding the limitations set forth in Section 4.06(d) applicable to periods beginning on or after January 1, 2002, a Participant may request in connection with the distribution of the Participant’s ESOP Account to have any portion of the ESOP Account not invested in Employer Stock transferred to the Employer Stock Fund, and to elect to receive a distribution in the form of cash or shares as provided in this Section 5.06.

5.07	Distribution Instructions. As soon as administratively feasible, the Plan Administrator shall notify the Trustee of the Accounts which became payable in accordance with this Article V. Such notice shall contain specific instructions regarding the distribution of each such Account, including the method of payment, the person to whom payment is to be made and such other information as the Trustee shall reasonably request in writing from the Plan Administrator. No payment shall be made by the Trustee except in accordance with such instructions. However, notwithstanding any other Plan provision, no Account shall be paid until the Trustee and Plan Administrator have performed the various functions described in Article IV.

5.08	Claims Procedure. No amount shall be paid from an Account unless and until a claim for payment is submitted to the Plan Administrator on a form provided for that purpose. The Plan Administrator shall process each claim in accordance with the claims procedure described in the Summary Plan Description for this Plan as in effect on the date such claim is filed for a benefit.

5.09	Special Distribution Rules. Notwithstanding all other Sections of the Plan, upon any termination of a Participant’s employment with the Employer under Article V, in the event the value of his Vested Account is $1,000 or less, such Participant shall terminate his participation in the Plan for all purposes as of the date his employment terminates and his vested Account balance shall be paid to him in a lump sum as soon as practicable after the Valuation Date following the date his employment terminates.

5.10	Withdrawals of Employee Savings Contributions

(a)	Subject to the limits of Section 5.10(e), if a Participant incurs an immediate and heavy financial need, as determined in the sole discretion of the Plan Administrator, such Participant may withdraw once per Plan Year all or a portion of the amount of his Employee Savings Contributions, excluding earnings on such amount, plus the balance of his ESOP Account, provided such aggregate amount for any purposes, other than educational purposes indicated in Section 5.10(c), is at least $1,000. However, if the amount of a Participant’s Employee Savings Contributions that may be withdrawn plus ESOP Account balance is less than $1,000, the entire amount may be withdrawn. Any such withdrawal from the ESOP Account shall be subject to the provisions of Section 5.06(d).

(b)	Such financial hardship must be shown by positive evidence submitted by the Participant with his election notice to the Plan Administrator both (1) that the hardship should be deemed, as provided under Section 5.10(c), to be an immediate one of sufficient magnitude to impair the Participant’s financial security, and (2) that he should be deemed, as provided under Section 5.10(d), to have no other reasonably available resources to meet such need. The Plan Administrator shall be permitted to rely reasonably upon the representations of the Participant of his financial affairs and shall not be required to conduct an independent investigation of such representations. Approval of any withdrawal shall be made in an objective and nondiscriminatory manner by the Plan Administrator based only upon a determination that all relevant facts and circumstances presented by the Participant or discovered by the Plan Administrator satisfy the requirements of both Section 5.10(c) and (d). No other method of approving withdrawals shall be allowed.

(c)	In determining whether a financial hardship exists, the Plan Administrator shall deem an immediate and heavy financial hardship to exist where the withdrawal is requested for

(1)	payment of medical expenses, as described in Code Section 213(d), incurred by the Participant, his spouse or any of his dependents, as defined in Code Section 152;

(2)	purchase of the Participant’s principal residence (other than to make mortgage payments, except as provided under Section 5.10(c)(4));

(3)	payment of tuition for the next twelve months of post-secondary education for the Participant, his spouse, children or other dependents, as defined in Code Section 152;

(4)	preventing the eviction of the Participant from his principal residence or foreclosure on the mortgage on such residence;

(5)	payment for burial or funeral expenses for the Participant’s deceased spouse, children or dependents;

(6)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165; or

(7)	any other such “safe harbor” needs identified by the Commissioner of the Internal Revenue Service and announced in a publication generally applicable to all taxpayers.

(d)	In determining whether a financial hardship exists, the Plan Administrator shall deem that a Participant lacks any other reasonably available resources to meet such need where

(1)	the amount of the withdrawal is within the limits of Section 5.10(f);

(2)	the Participant demonstrates that he has obtained all other distributions, withdrawals and nontaxable loans currently available to him under the Plan and all other such plans maintained by the Employer and any other Affiliate; and

(3)	in any other situations demonstrating a lack of any other reasonably available resources identified by the Commissioner of the Internal Revenue Service and announced in a publication generally applicable to all taxpayers.

(e)	A withdrawal distribution under Section 5.10(a) cannot exceed the amount required to meet the immediate financial need created by the hardship (including applicable taxes that may become due as a result of such distribution) and not reasonably available from other resources of the Participant.

(f)	Any amounts in a Participant’s Account subject to withdrawal under this Section 5.10 which have not been withdrawn at the time the remainder of his Account becomes payable shall be paid in the same form and at the same time as the remainder of his Account under this Article V.

(g)	Employee Savings Contributions and Catch-Up Contributions shall not be made on behalf of any Participant during the six (6) month period following a financial hardship distribution. Participation may resume on the first day of the next pay period following such six (6) month period.

5.11	Plan Loans. A Participant may borrow from his or her Account. All loans shall be distributed, administered and repaid in accordance with the loan policy for the Plan adopted by the Company on January 2, 2013 and as thereafter amended.

5.12	Spendthrift Clause. Except as otherwise provided by law, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant, Spouse or Beneficiary or to attachment, garnishment, levy (other than a federal tax levy under Code Section 6331), execution or other legal or equitable process by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit payment or distribution under this Plan. To the maximum extent permitted by ERISA Section 206(d) and Code Section 401(a)(13), the foregoing restrictions of this Section shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4) and Code Section 401(a)(13)(C). This Section 5.12 also shall apply to any domestic relations order, unless such order is a “qualified domestic relations order” as defined in Code Section 414(p).

5.13	Benefit Supported Only by Trust Fund. Any person who claims any benefit under this Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event will the Trustee, Company, any other Employer or any employee of the Company or any other Employer be liable in their individual capacities to any person for the payment of benefits under this Plan.

5.14	Legally Incompetent. The Plan Administrator may direct, in its sole discretion, and the Trustee shall make payment on such direction, that payments of benefits under this Plan be made directly either (a) to a person who is incompetent or disabled (whether because of minority or mental or physical disability), (b) to the guardian of such person or (c) to the person having custody of such person, without further liability either on the part of the Employer, the Plan Administrator or the Trustee for the amount of such payment to the person on whose behalf such payment is made.

5.15

Required Minimum Distributions for Certain Plan Years. A Participant or Beneficiary who has attained the age 70  1/2 and would have been required to receive required minimum distributions for a year but for the enactment of Code Section 401(a)(9)(H) (“Waived Distributions”), and who would have satisfied that requirement by receiving such Waived Distributions, will not receive those distributions for any calendar year in which such distributions are waived pursuant to Code Section 401(a)(9)(H) unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the Waived Distributions.

ARTICLE VI - PLAN ADMINISTRATION

6.01	Plan Administrator. The Company shall be the Plan Administrator for purposes of ERISA and for purposes of satisfying any requirement now or hereinafter imposed through federal or State legislation to report and disclose to any Federal or State department or agency, or to any Participant, Spouse or Beneficiary, any information respecting the establishment or maintenance of this Plan.

6.02	Appointment. The Company shall appoint a Benefit Plan Committee which shall be four (4) or more persons to perform the duties of the Company as Plan Administrator. Any individual including but not limited to Employees and Participants, may be appointed to the committee serving as Plan Administrator.

6.03	Term and Compensation. The Plan Administrator or the members serving on the Benefit Plan Committee shall serve until their resignation or dismissal by the Board. Vacancies shall be filled in the same manner as the original appointments. To resign, a Committee member serving as Plan Administrator shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of thirty (30) days after such notice is mailed or personally delivered to the Board and the Committee. Committee members shall serve as such without compensation.

6.04	Claims Review.

(a)	The Plan Administrator shall interpret this Plan and shall make all determinations with regard to the administration and application of this Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed with regard to benefit claims under the following procedure. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Plan Administrator shall provide to the claimant, within sixty (60) days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

(1)	the specific reason or reasons for the denial;

(2)	specific references to the pertinent Plan provision or provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(4)	an explanation of the Plan’s claim procedure.

(b)	Within sixty (60) days after receipt of the material described in Section 6.04(a), the claimant shall have a reasonable opportunity to appeal the claim denial to the Plan Administrator for a full and fair review. The claimant or his duly authorized representative may:

(1)	request a review upon written notice to the Plan Administrator;

(2)	review pertinent documents; and

(3)	submit issues and comments in writing.

(c)	Within twenty (20) days of receiving a request for review, the Plan Administrator shall notify the claimant of a date for a hearing, which shall be within thirty (30) days of receiving such request. Following such hearing, regardless of whether the claimant or his representative elects to be present or to make an oral or written presentation at such hearing, and not later than sixty (60) days after receipt of a request for review, a decision by the Plan Administrator shall be made unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but in no event later than one hundred twenty (120) days after such receipt.

(d)	The Plan Administrator’s decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provision or provisions on which the decision is based.

6.05	Statute of Limitations. After exhausting the remedies and procedures detailed in Section 6.04 for a review of claims, a Participant may elect to file a legal claim for action in federal court. A Participant must take all legal action pertaining to a claim within one (1) year after the date the Plan Administrator has made a final determination of the claim in accordance with the applicable claims review procedures in Section 6.04

6.06	Investment Manager. All contributions so received together with the income therefrom shall be managed, invested and reinvested by the Trustee in accordance with the direction of the Employer or any entity designated by it to manage and control the assets of the Plan held in the Trust Fund, and the Trustee shall be subject to the directions of the Employer as Named Fiduciary or an Investment Manager, if applicable, at all times regarding the investments of the Trust Fund and other matters noted in the Trust. Subject to such direction, the Trustee shall generally have all of the powers of owners with respect to securities or properties held in the Trust Fund and the Trustee shall have no authority or power to exercise discretion as to the selection and retention of investments of the Trust Fund or the acquisition or disposition of any portion of the Trust Fund. Such discretion and authority shall rest solely with the Employer as Named Fiduciary or the Investment Manager responsible for such investments, or with Participants and Beneficiaries if the Plan allows them to direct the investment of their accrued benefit.

6.07	Benefit Payment Directions. The Administrator shall direct the Trustee or shall cause the Trustee to be directed in writing to make benefit payments from the Fund to Participants, Spouses or Beneficiaries who qualify for such payments under the Plan. Such written order to the Trustee shall specify the name of each such recipient, his address, his Social Security number, and the amount and frequency of such payments.

6.08	Nondiscrimination. The Plan Administrator shall act and shall direct the Trustee to act or cause such action with respect to any Plan benefits or any other matter under the powers of the Plan Administrator under this Plan in a uniform and nondiscriminatory manner toward all Participants and Employees under substantially similar sets of facts and shall not permit discrimination in favor of any officers, owners or highly compensated employees of the Employer.

6.09	Agents. The Plan Administrator may employ such counsel (who may be counsel for the Employer), consultants, accountants, and other agents as it shall deem advisable. All costs and expenses of the Plan Administrator and the fees of legal counsel, consultants, accountants, and other agents shall be paid by the Employer, or the Employer shall cause such costs and expenses to be paid by the Trustee out of the Fund as provided in Section 13.05.

6.10	Records and Reports. The Plan Administrator shall keep all records relating to Participants (including former Participants) and obtain annual reports from the Trustee and any Investment Manager and collect from the Trustee and any such Investment Manager and other sources any such records as are necessary for proper operation of the Plan. The Plan Administrator shall make an annual report of the assets and liabilities of the Plan and a brief description of the Plan’s operation for the immediately preceding Plan Year to the Company and shall make such report and any other such records available to the Company, or any Participant, Spouse or Beneficiary for examination during business hours except that a Participant, Spouse or Beneficiary shall examine only such records as pertain exclusively to the examining Participant, Spouse or Beneficiary and the Plan and custodial agreement as currently in effect or hereafter amended.

6.11	Indemnification. The Employer shall indemnify and hold harmless the Administrator, any member of the Benefit Plan Committee and any Employee who may act on behalf of an Employer in the administration of this Plan from and against any liability, loss, cost or expense (including reasonable attorneys’ fees) incurred at any time as a result of or in connection with any claims, demands, actions or causes of action of any Participants, any person claiming through or under any of them, or any other person, party or authority claiming to have an interest in this Plan or Fund or standing to act for any persons or groups having an interest in this Plan or Fund, for or on account of, any of the acts or omissions (or alleged acts or omissions) of the Plan Administrator, any member thereof or any such employee, except to the extent resulting from such person’s willful misconduct.

6.12	Liquidity and Investments. The Administrator shall be responsible for establishing a policy to carry out the objectives of the Plan and a method to determine the liquidity and investments needed under that policy. The Administrator shall communicate information concerning the short and long-term liquidity and investment needs of the Plan to the Trustee, so that the investment policy of the Fund can be appropriately coordinated with Plan needs.

6.13	Power and Duties of the Plan Administrator. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions of this Plan and shall have all powers necessary to accomplish these purposes, including, without limitation and in addition to any other powers described in this Article VI, the right, power, authority and duty:

(a)	to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions of this Plan, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

(b)	to construe all terms, provisions, conditions and limitations of the Plan (in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control);

(c)	to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

(d)	to determine all questions relating to eligibility;

(e)	to determine the amount, manner and time of payment of any Plan benefits and to prescribe procedures to be followed by distributees in obtaining benefits;

(f)	to prepare, file and distribute, in such manner as the Administrator determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

(g)	to make a determination as to the right of any person to a benefit under the Plan;

(h)	to receive and review reports from the Trustee and any Investment Manager as to the financial condition of the Trust Fund including its receipts and disbursements;

(i)	take such action as is necessary to have the Plan comply with Code Section 414(u) (regarding the reemployment of military veterans), and in such regard, and notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), and Participant loan repayments (if any) will be suspended under the Plan as permitted under Code Section 414(u)(4);

(j)	to modify or supplement any Plan accounting method, practice or procedure, make any adjustments to Accounts or modify or supplement any other aspect of the operation or administration of the Plan in such manner and to such extent consistent with and permitted by the ERISA and the Code that the Plan Administrator deems necessary or appropriate to correct errors and mistakes, to effect proper and equitable Account adjustments or otherwise to ensure the proper and appropriate administration and operation of the Plan; and

(k)	to delegate, in its sole discretion, any of its powers or duties to subcommittees, task forces or study groups at such times in such manner as it shall deem expedient to administer and enforce the Plan in a uniform and non-discriminatory manner for the benefit of all interested parties.

6.14	Employer to Supply Information. The Employer shall supply full and timely information to the Administrator relating to the compensation of all Participants, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Administrator may require. The Employer also shall supply such information to the Trustee to carry out its duties. When making a determination in connection with the Plan, the Administrator shall be entitled to rely upon information furnished by the Employer; provided, the Administrator shall resolve any factual dispute under this Plan by giving weight to all information available to him.

6.15	Self-Interest. Neither the Plan Administrator nor any member of the Committee, if any, shall have any right to vote or decide upon any matter related directly or indirectly to him or any right of his to claim any benefit under the Plan. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Company shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

ARTICLE VII - FUND AND TRUSTEE

7.01	Fund. The Fund shall be created by a written contract between the Company and the Trustee in accordance with the requirements of Regulations 1.401(f)-1 of the Code. The Trustee shall have no responsibility whatsoever either for the control, management, administration or amendment of this Plan or for the amount or payment of Employer contributions to the Fund, except to receive, hold, invest, reinvest and distribute the same, together with earnings thereon, in accordance with the provisions of the agreement made with such Trustee.

7.02	Trust Fund. The rights and duties of the Trustee shall be determined under the terms of the Trust. The Trustee may from time to time request the advice of counsel, which may be counsel to the Plan Administrator, on any legal matter including the interpretation of this Plan and the Trustee may from time to time request the advice of the Plan Administrator on any matter involving the administration, operation or interpretation of this Plan, and shall be indemnified and held harmless by the Employer from any costs, expenses, losses, liabilities or assessments incurred in any action or proceeding which arises from acting in accordance with advice from such persons.

7.03	Disbursement. No disbursement from the Fund shall be made by the Trustee for purposes of the payment of any Plan benefit except on written direction of the Plan Administrator, and the Trustee shall have no duty or obligation whatsoever to inquire as to the accuracy of such direction or its propriety in light of the provisions of this Plan, ERISA, or the Code. In accordance with income tax withholding requirements and upon written direction (which may be a continuing direction) from the Plan Administrator as to the name of any person to whom money is to be paid from the Fund and the amount thereof, the Trustee shall draw checks in the name of the person designated by the Plan Administrator and deliver such checks in such manner and in such amounts and at such time as the Plan Administrator shall timely direct. If the Trustee shall deem it necessary to withhold any distribution pending compliance with any legal requirements, including the probate of a will, the appointment of a personal representative, the payment of, or provision for, income, estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Plan Administrator and shall thereafter take no action pending the delivery of (a) the Plan Administrator’s instructions to distribute notwithstanding such requirements and (b) the Company’s agreement in a form satisfactory to the Trustee which protects the Trustee from any liability arising out of noncompliance with such requirements.

7.04

Notification to Trustee. Any action by the Employer pursuant to any of the provisions of this Plan shall be in writing and shall be signed by an officer of the Employer. Any notice, direction, order, request, certification or instruction of the Plan Administrator to the Trustee shall be in writing and shall be signed by the Plan Administrator. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Employer or the Plan Administrator and reasonably believed to be properly executed, and shall act and be indemnified and held harmless by the Employer regarding any cost, expense or assessment incurred or made as a result of acting in accordance therewith. The Company shall notify the Trustee from time to time in writing of the appointment and termination of the Plan Administrator and of any successor to him together with a specimen of his authorized signature, and the Trustee shall be entitled to rely conclusively upon such notice and signature as evidence of the identity of the Plan Administrator and shall not be charged with notice of any change with respect thereto until the Company shall have furnished the Trustee with notice of such change.

ARTICLE VIII - FIDUCIARIES

8.01	Named Fiduciary. The Plan Administrator is the Named Fiduciary and shall be responsible for the control, management and administration of this Plan and the assets of the Fund. Any power or responsibility for the control, management or administration of this Plan or the Fund which is not expressly assigned to the Named Fiduciary under this Plan, or with respect to which the proper assignment is in doubt, shall be deemed to have been assigned to the Company. The Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other fiduciary under this Plan.

8.02	Fiduciary Duty. The Named Fiduciary, and any other fiduciary under the Plan, shall discharge his duties and responsibilities with respect to the Plan:

(a)	solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants, and their Spouses and Beneficiaries, and defraying reasonable expenses of administering the Plan;

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so.

Neither the Named Fiduciary nor any other fiduciary shall cause the Plan or Fund to enter into a “prohibited transaction” as defined in Code Section 4975.

8.03	Fiduciary Liability. Neither the Named Fiduciary nor any other fiduciary shall be liable in any way for the acts or omissions constituting a breach of fiduciary responsibility which occur prior to the date he becomes a fiduciary or after the date he ceases to be a fiduciary.

8.04	Co-Fiduciary Liability. Neither the Named Fiduciary nor any other fiduciary shall be liable for any breach of fiduciary responsibility by any other fiduciary unless:

(a)	he participates in, or undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

(b)	by his failure to comply with ERISA Section 404(a)(1) in the administration of his specific responsibilities which give rise to his status as a fiduciary, he has enabled such other fiduciary to commit a breach; and

(c)	having knowledge of a breach by such other fiduciary, he fails to make reasonable efforts under the circumstances to remedy the breach.

8.05	Allocation and Delegation of Responsibilities. The Named Fiduciary, by written instrument filed by the Plan Administrator with the records of this Plan, may designate a person who is not a Named Fiduciary to carry out any of its responsibilities under this Plan; provided, however, that no such designation shall be effective as to such designated person and to any other fiduciary until such designated person and such other fiduciary have received written notice of such designation. Finally, no duty or terms of this Plan may be assigned, allocated, or delegated to another fiduciary or to any other person absent the express written consent of such fiduciary or such other person.

8.06	Advisors. The Named Fiduciary, or a person designated by the Named Fiduciary to perform any responsibility of the Named Fiduciary pursuant to the procedure described in Section 8.05, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under this Plan or such other person has by virtue of such designation.

8.07	Dual Capacities. Any person may serve in more than one fiduciary capacity under this Plan.

ARTICLE IX - AMENDMENT AND TERMINATION

9.01	Amendment. A portion of the benefits are provided under this Plan pursuant to one (1) or more collective bargaining agreements. A portion of the benefits are also provided to employees not subject to a collective bargaining agreement. The Company reserves the right at any time and from time to time to amend this Plan in any respect through a written amendment approved by the Board, provided, no amendment may be made which diverts any of the assets of the Fund to any purpose other than the exclusive benefit of Participants and, where appropriate, Spouses or Beneficiaries; provided, however, this Plan may be amended retroactively, if necessary, to cause this Plan and the Fund to continue to be exempt from income taxes. No optional benefit payment forms or early retirement benefits or subsidies which continue after retirement shall be eliminated by any such amendment. Notwithstanding any other provision of this Article IX to the contrary, no provision of the Plan relating to profit sharing contributions for officers and directors of the Company or an Affiliate, including without limitation the formula for such contributions, may be amended more than once every six months, except when necessary to comply with changes to the Code, ERISA, or other rules thereunder.

9.02

Termination. A portion of the benefits are provided under this Plan pursuant to one (1) or more collective bargaining agreements. A portion of the benefits are also provided to employees not subject to a collective bargaining agreement. The Company expects this Plan to be continued indefinitely but reserves the right at any time through a written amendment approved by the Board or similar governing body, to terminate or to partially terminate this Plan and thus to stop all contributions under this Plan, or to continue this Plan but to discontinue all contributions under this Plan. If this Plan is terminated or partially terminated, then each Employee Account of each affected Employee, if not vested, shall become completely nonforfeitable from the date of such termination or partial termination. The Plan Administrator upon any termination or partial termination of this Plan shall direct the Trustee as to when and what amounts the Trustee shall distribute the Accounts to Participants and, where appropriate, Spouses or Beneficiaries, and, in the case of a complete termination, the Trustee shall follow such directions only after the Trustee or the Company has received a favorable determination letter from the Internal Revenue Service respecting such termination of this Plan.

ARTICLE X - TOP HEAVY RULES

10.01	Determination. The Plan Administrator for each December 31 (the “Determination Date”), shall determine the sum of the present value of accrued benefits (as defined below) of Participants who are “key employees” (as defined in Code Section 416(i)(1) and regulations thereunder) under the Plan and the sum of the present value of the accrued benefits of all Participants under the Plan in accordance with the rules set forth in Code Section 416(g). If the sum of the present value of such accrued benefits of such key employees exceeds sixty percent (60%) of the sum of the present value of such accrued benefits (as defined below) of all Participants for such Determination Date, this Plan shall be “top heavy” for the Plan Year which begins immediately thereafter. For purposes of this Section 10.01, the present value of the accrued benefit of each Participant for each Determination Date shall be equal to the sum of (a) and (b) where:

(a)	equals the present value of his Account under this Plan (determined for this purpose as of the Valuation Date which coincides with such Determinate Date) plus any distributions made as described below,

(b)	equals the present value of his accrued benefit and account balances, if any, (determined as of the valuation date which coincides with or next precedes the determination date for such plan) under

(1)	each qualified plan (as described in Code Section 401(a)) maintained by the Employer and any Affiliate (A) in which a key employee is a participant or (B) which enables this Plan or any plan described in clause (A) to meet the requirements of Code Sections 401(a)(4) or 410, and

(2)	each other qualified plan maintained by the Employer and any Affiliate (other than a plan described in paragraph (1)) which may be aggregated with this Plan and the plans described in paragraph (1), provided such aggregation group (including a plan described in this paragraph (2)) continues to meet the requirements of Code Sections 401(a)(4) and 410, plus any distributions as described below and including any contributions due under such plans but as yet unpaid as of such valuation date.

For purposes of (a) and (b), the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

For purposes of (a) and (b), the account balances and accrued benefits of Participants who have not performed service for the Employer during the 1-year period ending on such Determination Date shall be disregarded. Further, deductible employee contributions and any rollover, transfer or similar type contribution shall not be included; provided, a rollover or similar contribution shall be included if such rollover was not initiated by the employee or such rollover was of a distribution from another retirement benefit plan maintained by the Employer or any other Affiliate.

A key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code (as applied by the Plan for this purpose). The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. For purposes of this Section 10.01, “non-key employee” means any employee who is not a “key employee” on such Determination Date. The same reasonable actuarial assumptions shall be used to determine the present values of benefits under all Defined Benefit Plans for purposes of this Section 10.01.

10.02	Top Heavy Rules. If pursuant to Section 10.01 the Plan Administrator determines that this Plan is top heavy for any Plan Year, the rules set forth in this Section 10.02 shall apply notwithstanding any other rules to the contrary set forth elsewhere in this Plan.

(a)	If the Plan Administrator determines that this Plan and any Defined Benefit Plan maintained by the Employer or an Affiliate are top heavy, then the top heavy minimum benefit shall be provided under the Defined Benefit Plan. However, if the top heavy minimum benefit is not provided under such Defined Benefit Plan then the Employer shall make an Employer Discretionary Contribution so that the sum of Employer Matching Contributions and the Employer Discretionary Contribution under this Section 10.02 is equal to five percent (5%) of Compensation for each of its Employees who are not “key employees” and who participate in both such plans, and such contribution shall be allocated to the plan accounts of such “non-key” Employees as necessary to ensure that each such Employee receives total contributions under this Plan for such Plan Year equal to at least such minimum sum.

(b)	If a Participant is not a participant in a top-heavy Defined Benefit Plan maintained by the Employer or an Affiliate, this Plan shall be the primary Defined Contribution Plan (if there is more than one) and the Employer shall make contributions to this Plan, if necessary, so that the sum of Employer Matching Contributions and the Employer Discretionary Contribution under this Section 10.02 is equal to the lesser of (i) the largest sum of such contributions for any “key employee” or (ii) three percent (3%) of Compensation for each such Participant as of the last day of the Plan Year and such contribution shall be allocated to the Plan accounts of such Participants as necessary to ensure that each such Participant receives total contributions for such year equal to at least such minimum sum.

(c)	Any minimum contributions under this Section 10.02 shall be nonforfeitable and shall be made only for those “non-key employees” who are Participants and who are employed on the Valuation Date on which such Plan Year ends, but shall be made for such Employees even if they do not elect or make any Employee Savings Contributions. Any such minimum contributions will not be forfeited due to any withdrawal or loan under Sections 5.10 or 5.11.

(d)	Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE XI - DIRECT ROLLOVERS

11.01	General Rule. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of his Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

11.02	Definitions. For purposes of this Article, the terms identified above shall have the following meanings:

(a)

Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; a hardship distribution meeting the requirements of Code Section 402(k)(2)(B)(i)(IV). Any portion of a distribution that is not includible in gross income may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution, or an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; provided, however, an Eligible Retirement Plan with respect to an Eligible Rollover Distribution to the non-Spouse Beneficiary of a deceased Participant shall be limited to an individual retirement account or annuity that is treated as an inherited account or annuity. Effective for distributions after December 31, 2007, “eligible retirement plan” shall also include a Roth IRA described in Code Section 408A(b), the terms of which permit the acceptance of a direct rollover from a qualified plan.

(c)	Distributee. A Distributee includes an Employee, a former Employee, an Employee’s or former Employee’s surviving Spouse, the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. For distributions on or after January 1, 2007, a non-spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder may elect a direct rollover, of all or any portion of an eligible rollover distribution within the meaning of Code Section 402(c)(4) to such non-spouse beneficiary, to an individual retirement account established for this purpose. Any such distribution made prior to January 1, 2007 is not subject to the direct rollover requirements of Code Section 401(a)(31), including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). A non-spouse Beneficiary who receives a distribution from the Plan is not eligible for a 60-day rollover.

(d)	Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE XII - PLAN ADOPTION AND EMPLOYMENT RELATIONSHIPS

12.01	Nature of Plan. This document amends and restates the Plan that was previously amended and restated effective January 1, 2008. The Plan was formerly known as the Piedmont Natural Gas Company, Inc. Payroll Investment Plan (the “PIP”), originally established and adopted, effective as of November 1, 1989. Effective November 30, 2008, the Piedmont Natural Gas Company, Inc. Salary Investment Plan (“SIP”) was merged into the PIP and the plan name was changed to the Piedmont Natural Gas Company, Inc. 401(k) Plan.

12.02	Joinder of Employers. In addition to the Company executing this Plan originally, any Affiliate may adopt the Plan and thereby become an Employer under the Plan in such manner as shall be mutually agreeable to the Benefit Plan Committee and such Affiliate. By adopting the Plan, the Affiliate agrees to be bound by this Plan, as then in effect and as amended from time to time thereafter by the Employer.

12.03	Employment and Years of Service Credit.

(a)	In general, “employment” refers to employment by any Employer. However, with respect to a particular Employee, reference to “Employer” means only the Employer actually employing the Employee at that time.

(b)	For the purpose of determining service under this Plan, an Employee is entitled to credit for his service with each Employer while it is an Affiliate. Credit for service with an Employer may include service before this Plan was adopted or before such Employer became an Affiliate as provided in this Plan or in specific provisions in any joinder agreement of such Employer. Nevertheless, once an Employee receives credit for service with one Employer, becoming an Employee of another Employer will not cause any loss of service credits by that Employee.

(c)	Service and Compensation with all Employers shall be taken into account so that a single contribution amount shall be computed for the Employee under this Plan as if all Employers were a single Employer. If an Employee is compensated by more than one Employer during a Plan Year, his Compensation under the Plan for such year is equal to the sum of his Compensation from each separate Employer. The contributions to this Plan for each Employee with respect to such year shall be allocated between or among such separate Employers as determined by the Plan Administrator. Furthermore, no Participant may receive more than one allocation to any individual account defined contribution plan maintained by the Employer for the same Compensation.

ARTICLE XIII - MISCELLANEOUS

13.01	Discrimination. The Plan Administrator, through the Plan Administrator, shall administer this Plan in a uniform and consistent manner with respect to all Participants, Spouses and Beneficiaries and shall not permit discrimination in favor of their officers or Highly Compensated Participants.

13.02	Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to any other employee benefit plan, each person for whom an Account is maintained shall be entitled to receive a benefit from this Plan, if it then terminates, which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer, if this Plan then had terminated.

13.03	Additional Procedures. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the Plan Administrator.

13.04	Agent for Service of Process. The agent for service of process for this Plan shall be the person currently serving in North Carolina as the registered agent for service of process for the Plan Administrator.

13.05	Expenses. The Employer may pay all costs, expenses and fees incurred in providing services to the Plan and all other costs and expenses of administering and operating the Plan. The Company may direct the Trustee to pay from the Fund any expenses which the Employer does not pay or for which the Employer may not be liable, such as real and personal property taxes, income taxes, excise taxes, transfer taxes, and any and all expenses of a similar nature which may be levied on or chargeable on account of the Fund. The Company may also direct the Trustee to charge Participant Accounts for such fees and expenses as elected by the Company which are permitted to be passed along to Participants. Such expenses, until they are paid, shall constitute a charge against the Fund to be satisfied before any distribution under Section 9.02.

13.06	Diversion. Neither the Employer nor any other Affiliate shall be entitled to any part of the corpus or income of the Fund and no part of the Fund shall be used for or diverted to purposes other than the exclusive benefit of Participants, Spouses and Beneficiaries, except as provided in Sections 3.06, 3.07, and 9.02.

13.07	Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between any Employer and any Participant or to be a consideration or an inducement for the employment of any Participant. This Plan shall not be deemed to give any Participant or other Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge any Participant or other Employee at any time regardless of the effect which such discharge shall have upon such person as a Participant in this Plan. This Plan shall not be deemed to give any Employer the right to require any Participant or other Employee to remain in the employ of any Employer or other Affiliate or to restrict any such person’s right to terminate his employment at any time.

13.08	Severability. If any provision of this Plan shall be held invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if such illegal and invalid provisions had never been included.

13.09	Right of Recovery for Overpayment or Payment made in Error. If the Plan erroneously makes distributions or other payments that exceed the amount to which a Participant or Beneficiary is entitled at any time under the Plan, the Plan shall have the right to recover the excess amount from any persons to, or for, or with respect to whom such excess payments were made. As a condition of receiving benefits under the Plan, each Participant agrees and understands that they have an obligation to pay to the Plan any payments that exceed the amount to which the Participant is entitled. The Plan has an equitable lien on the amount paid in excess of the amount to which a Participant is entitled, and the equitable lien shall also attach to any money or property that is obtained with amounts paid in excess of the amount to which a participant is entitled. The recovery of excess payments may also include a reduction of future benefit payments available to the Participant or Beneficiary under the Plan. The Plan’s right to recover excess payments includes the right to initiate legal action. If the Plan takes legal action to enforce its right to reimbursement of excess payments, the Plan shall be entitled to recover its attorneys’ fee and costs.

IN WITNESS WHEREOF, the Employer, duly authorized to execute this Plan on behalf of the Company as specified in this Plan, has caused its duly authorized officer to execute this Plan as of the 28th day of January, 2014.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Kevin M. O’Hara
Kevin M. O’Hara
Senior Vice President Chief Administrative Officer

[Signature Page to the Piedmont Natural Gas Company, Inc. 401(k) Plan]